Coopers & Lybrand, LLP
200 South Biscayne Boulevard
Suite 1900
Miami, Florida 33131

May 28, 1998

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by ECOS Group, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report for the month of May 1998. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,

/s/ Coopers & Lybrand L.L.P.
----------------------------
Coopers & Lybrand L.L.P.

cc:  Mr. Charlie Evans
ECOS Group, Inc.